Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

EL DORADO, Arkansas, July 25, 2007 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the second quarter of 2007 was $250.3 million ($1.32 per diluted share) compared to net income of $216.2 million ($1.14 per diluted share) in the second quarter of 2006. Net income in the second quarter 2007 included after-tax costs of $24.0 million ($0.13 per diluted share) for closure of 55 retail gasoline stations in the U.S. and Canada. Both periods included non-cash income tax benefits related to enacted Canadian income tax rate reductions, and these amounted to $4.8 million ($0.03 per diluted share) in the 2007 period and $37.5 million ($0.20 per diluted share) in the 2006 period. The 2006 second quarter results have been adjusted to reflect the adoption, as of January 1, 2007, of FASB Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income in the second quarter 2006 increased by $2.2 million ($0.01 per diluted share) for this change in accounting principle.

For the first six months of 2007, net income totaled $360.9 million ($1.90 per diluted share) compared to net income of $332.2 million ($1.76 per diluted share) for the same period in 2006. The higher six-month income in 2007 compared to 2006 was primarily caused by strong earnings in the 2007 period for the North American refining and marketing segment, while results in the 2006 period reflected losses in this segment as the Meraux refinery was not operating for a portion of the quarter following Hurricane Katrina and was incurring repair costs that exceeded available insurance recoveries.

Second Quarter 2007 vs. Second Quarter 2006

Exploration and Production (E&P)

The Company’s income from exploration and production operations was $149.3 million in the second quarter of 2007 compared to $245.1 million in the same quarter of 2006. Income in both 2007 and 2006 included Canadian income tax benefits, which amounted to $4.8 million and $37.5 million, respectively. Income in the 2007 quarter was unfavorably affected by lower crude oil and natural gas sales volumes compared to 2006, but benefited from higher oil and natural gas sales prices. Total crude oil and gas liquids production was 79,949 barrels per day in the second quarter of 2007 compared to 90,695 barrels per day in the 2006 quarter, with the decrease primarily attributable to lower production at fields in the deepwater Gulf of Mexico, the heavy oil area of Western Canada, offshore the United Kingdom and at the West Patricia field offshore Sarawak, Malaysia. Oil production improved in 2007 offshore Eastern Canada at the Terra Nova field, which was shut down for about half the 2006 second quarter following mechanical equipment failure. Crude oil sales volumes averaged 83,629 barrels per day in the second quarter of 2007 compared to 103,360 barrels per day in the 2006 period. The second quarter 2006 included a sale of crude oil production volumes previously withheld from the Company in Ecuador, and this added sales volume of 9,375 barrels per day in the period. The Company’s worldwide crude oil and condensate sales prices averaged $57.19 per barrel for the second quarter of 2007 compared to $54.10 per barrel in the second quarter of 2006. Natural gas sales volumes decreased from 87 million cubic feet per day in the second quarter of 2006 to 56 million cubic feet per day in the 2007 quarter, primarily due to production declines at fields in the Gulf of Mexico and onshore South Louisiana. North American natural gas sales prices averaged $8.02 per thousand cubic feet (MCF) in the 2007 quarter compared to $7.10 per MCF in the same quarter of 2006. Exploration expenses were $30.1 million in the second quarter of 2007 compared to $30.2 million in the same period of 2006 as higher dry hole costs were offset by lower geological and geophysical costs.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated income of $124.2 million in the second quarter 2007 compared to a loss of $11.1 million in the same quarter of 2006. North American refining and marketing margins were strong in the second quarter 2007, and the Meraux refinery operated throughout the just completed quarter. The 2007 quarter included $24.0 million of after-tax charges associated with closure of 55 retail gasoline stations in the U.S. and Canada. The Meraux refinery was down for repairs following Hurricane Katrina for a portion of the 2006 second quarter prior to restarting in May 2006 and the prior-year quarter included $26.5 million of unrecoverable Hurricane Katrina-related repair costs at this refinery. Income for the United Kingdom R&M business also improved in the 2007 second quarter compared to the same period in 2006 mostly due to stronger refining margins at the Company’s jointly-owned Milford Haven, Wales refinery.

Corporate

The after-tax costs of the corporate function were $23.2 million in the 2007 quarter compared to costs of $17.8 million in the 2006 quarter with the increase due to higher foreign currency losses and higher administrative expenses in 2007, but these were partially offset by lower net interest expense after capitalization to development projects.

First Six Months 2007 vs. First Six Months 2006

Exploration and Production (E&P)

The Company’s E&P business earned $238.1 million in the first six months of 2007 compared to $407.0 million in the same period of 2006. Earnings in 2007 were unfavorably affected by lower oil and natural gas sales volumes and lower North American natural gas sales prices, but benefited from slightly higher realized oil prices. Both six-month periods included Canadian income tax benefits, including $4.8 million in 2007 and $37.5 million in 2006, and the 2006 period included $15.7 million of pretax income from insurance proceeds related to Gulf of Mexico production lost in the fourth quarter 2005 following Hurricane Katrina. Crude oil and gas liquids production for the first six months of 2007 averaged 82,241 barrels per day compared to 94,365 barrels per day in 2006. The production decrease in 2007 was mostly caused by lower volumes produced at fields in the deepwater Gulf of Mexico, the heavy oil area of Western Canada, and at West Patricia, offshore Malaysia. Oil production volumes were higher at Terra Nova and Hibernia, offshore Eastern Canada, due to less downtime at these fields in 2007. Natural gas sales volumes were 59 million cubic feet per day in 2007 down from 86 million cubic feet per day in 2006, with the decrease mostly resulting from production declines at deepwater Gulf of Mexico and onshore South Louisiana fields. Crude oil and condensate sales prices averaged $52.45 per barrel in the 2007 period compared to $51.67 per barrel in 2006. North American natural gas was sold at an average of $7.64 per MCF in 2007, down from $8.17 per MCF in 2006. Exploration expenses were $78.5 million in 2007 compared to $93.4 million in 2006, with the reduction in the 2007 period primarily the result of lower dry hole and seismic costs in the current period.

Refining and Marketing (R&M)

The Company’s refining and marketing operations had earnings of $159.9 million in the first six months of 2007, compared to a loss of $46.7 million in the same 2006 period. The 2007 period included stronger results in the North American R&M business compared to a year ago, but the 2007 period included an after-tax charge of $24.0 million related to closing 55 retail gasoline stations in the U.S. and Canada. The prior year result was unfavorably affected by downtime and repair costs at the Meraux refinery following Hurricane Katrina. Meraux expensed $39.5 million of repair costs in 2006 which were not expected to be recoverable from insurance. Income from R&M operations in the U.K. improved in 2007 compared to 2006 due to better margins for both refining and marketing operations.

Corporate and Other

Corporate after-tax costs were $37.1 million in the first six months of 2007 compared to costs of $28.1 million in the 2006 period. The additional net costs in 2007 were caused by higher foreign currency losses and higher administrative expenses, but partially offset by lower net interest expense after capitalization to development projects.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Strong operating results in the just completed quarter were achieved due to simultaneously high oil prices and healthy worldwide refining margins. Although oil prices have strengthened more in the early days of the third quarter, refining margins have softened considerably. Looking forward in our E&P business, production start-up at the Kikeh field in Block K, offshore Malaysia, is on track for the third quarter with final field hook-up and commissioning underway. In Canada, we acquired a natural gas asset, known as Tupper, in British Columbia, Canada, at a cost of $146.2 million. We will acquire more seismic data and continue with field development during the second half of 2007 at Tupper, with first production currently slated for 2008. In downstream operations, we have announced an agreement with Wal-Mart to purchase the real estate underlying most of our present U.S. retail gasoline locations, and these site acquisitions are expected to occur in tranches through mid-2008. Total production volumes in the third quarter 2007 should average 92,000 barrels of oil equivalent per day, but sales volumes are expected to be less than production by about 7,000 barrels per day during the quarter. We currently expect earnings in the third quarter to be between $0.80 and $0.95 per diluted share. This earnings projection includes a contribution from our refining and marketing business ranging from $45 million to $55 million, and total exploration expense ranging from $40 million to $60 million. Projected results for the third quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss second quarter 2007 results on Thursday, July 26, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via telephone by dialing 1-800-240-4186. The telephone reservation number for the call is 11092667. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through August 1 by calling 1-800-405-2236. Audio downloads of the conference will be available on Murphy’s website through August 31, 2007.

Summary financial data and operating statistics for the second quarter and first six months of 2007 with comparisons to 2006 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2007		Three Months Ended June 30, 2006*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$104.7	23.8	177.4	67.8
Canada	240.1	91.0	211.9	114.3
United Kingdom	45.3	14.8	69.1	32.5
Malaysia	48.8	15.1	67.1	21.9
Ecuador	37.1	9.9	42.7	13.4
Other	.8	(5.3)	.9	(4.8)

	476.8	149.3	569.1	245.1

Refining and marketing
North America	3,871.7	107.2	2,972.6	(24.7)
United Kingdom	288.5	17.0	287.5	13.6

	4,160.2	124.2	3,260.1	(11.1)

	4,637.0	273.5	3,829.2	234.0
Intersegment transfers elimination	(22.0)	—	(32.2)	—

	4,615.0	273.5	3,797.0	234.0
Corporate	(1.4)	(23.2)	1.9	(17.8)

Total revenues/net income	$4,613.6	250.3	3,798.9	216.2

	Six Months Ended June 30, 2007		Six Months Ended June 30, 2006*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$198.6	34.5	375.3	154.2
Canada	442.6	156.5	404.8	182.6
United Kingdom	82.8	26.9	121.9	56.7
Malaysia	92.9	24.9	121.1	5.0
Ecuador	62.5	14.0	69.1	21.1
Other	1.9	(18.7)	2.1	(12.6)

	881.3	238.1	1,094.3	407.0

Refining and marketing
North America	6,692.2	141.7	5,234.3	(60.3)
United Kingdom	514.6	18.2	502.8	13.6

	7,206.8	159.9	5,737.1	(46.7)

	8,088.1	398.0	6,831.4	360.3
Intersegment transfers elimination	(45.1)	—	(47.3)	—

	8,043.0	398.0	6,784.1	360.3
Corporate	5.5	(37.1)	6.1	(28.1)

Total revenues/net income	$8,048.5	360.9	6,790.2	332.2

*	Results for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income for the three-month and six-month periods ended June 30, 2006 increased by $2.2 million and $4.3 million, respectively.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2007 AND 2006

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Three Months Ended June 30, 2007
Oil and gas sales and other revenues	$104.7	167.5	45.3	48.8	37.1	.8	72.6	476.8
Production expenses	17.2	26.6	7.3	10.1	9.7	–	29.0	99.9
Depreciation, depletion and amortization	16.7	40.0	6.6	7.5	10.2	.2	6.0	87.2
Accretion of asset retirement obligations	1.0	1.2	.5	.9	—	.1	.1	3.8
Exploration expenses
Dry holes	14.3	(.1)	—	.1	.1	(.4)	—	14.0
Geological and geophysical	1.6	1.5	—	.3	—	1.7	—	5.1
Other	3.3	.1	.1	—	—	1.0	—	4.5

	19.2	1.5	.1	.4	.1	2.3	—	23.6
Undeveloped lease amortization	4.4	1.7	—	—	—	.4	—	6.5

Total exploration expenses	23.6	3.2	.1	.4	.1	2.7	—	30.1

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	6.8	4.4	.9	3.0	.3	2.9	.2	18.5

Results of operations before taxes	36.8	92.1	29.9	26.9	16.8	(5.1)	37.3	234.7
Income tax provisions	13.0	28.4	15.1	11.8	6.9	.2	10.0	85.4

Results of operations (excluding corporate overhead and interest)	$23.8	63.7	14.8	15.1	9.9	(5.3)	27.3	149.3

Three Months Ended June 30, 2006
Oil and gas sales and other revenues	$177.4	143.4	69.1	67.1	42.7	.9	68.5	569.1
Production expenses	21.3	28.4	5.0	9.1	11.0	—	31.5	106.3
Depreciation, depletion and amortization	24.6	24.9	7.8	12.5	9.0	.1	3.8	82.7
Accretion of asset retirement obligations	.7	1.0	.5	—	—	.1	.2	2.5
Exploration expenses
Dry holes	3.5	—	—	.7	—	(.1)	—	4.1
Geological and geophysical	9.4	(.2)	—	5.8	—	.1	—	15.1
Other	3.4	.2	.2	—	—	1.6	—	5.4

	16.3	—	.2	6.5	—	1.6	—	24.6
Undeveloped lease amortization	4.4	.9	—	—	—	.3	—	5.6

Total exploration expenses	20.7	.9	.2	6.5	—	1.9	—	30.2

Net costs associated with hurricanes	.8	—	—	—	—	—	—	.8
Selling and general expenses	4.8	2.8	1.1	1.0	.4	3.3	.2	13.6

Results of operations before taxes	104.5	85.4	54.5	38.0	22.3	(4.5)	32.8	333.0
Income tax provisions (benefits)	36.7	8.6	22.0	16.1	8.9	.3	(4.7)	87.9

Results of operations (excluding corporate overhead and interest)	$67.8	76.8	32.5	21.9	13.4	(4.8)	37.5	245.1

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Six Months Ended June 30, 2007
Oil and gas sales and other revenues	$198.6	303.0	82.8	92.9	62.5	1.9	139.6	881.3
Production expenses	43.4	46.8	13.2	17.2	18.8	—	60.5	199.9
Depreciation, depletion and amortization	33.4	75.4	12.4	15.8	18.7	.3	11.8	167.8
Accretion of asset retirement obligations	1.8	2.2	1.0	1.6	—	.3	.3	7.2
Exploration expenses
Dry holes	27.5	.9	—	.1	.3	(.4)	—	28.4
Geological and geophysical	11.4	4.3	—	5.1	—	9.1	—	29.9
Other	3.8	.2	.2	—	—	3.1	—	7.3

	42.7	5.4	.2	5.2	.3	11.8	—	65.6
Undeveloped lease amortization	8.9	3.2	—	—	—	.8	—	12.9

Total exploration expenses	51.6	8.6	.2	5.2	.3	12.6	—	78.5

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	12.3	8.5	1.9	6.8	.5	6.9	.4	37.3

Results of operations before taxes	53.5	161.5	54.1	46.3	24.2	(18.2)	66.6	388.0
Income tax provisions	19.0	51.9	27.2	21.4	10.2	.5	19.7	149.9

Results of operations (excluding corporate overhead and interest)	$34.5	109.6	26.9	24.9	14.0	(18.7)	46.9	238.1

Six Months Ended June 30, 2006
Oil and gas sales and other revenues	$375.3	281.5	121.9	121.1	69.1	2.1	123.3	1,094.3
Production expenses	36.9	48.2	9.5	17.4	17.6	—	61.7	191.3
Depreciation, depletion and amortization	48.0	54.3	14.5	25.2	14.5	.2	7.3	164.0
Accretion of asset retirement obligations	1.4	2.0	.9	.1	—	.3	.3	5.0
Exploration expenses
Dry holes	6.1	—	—	30.6	1.1	3.4	—	41.2
Geological and geophysical	21.1	(.1)	—	12.1	—	.7	—	33.8
Other	3.9	.3	.2	.2	—	2.8	—	7.4

	31.1	.2	.2	42.9	1.1	6.9	—	82.4
Undeveloped lease amortization	8.5	1.8	—	—	—	.7	—	11.0

Total exploration expenses	39.6	2.0	.2	42.9	1.1	7.6	—	93.4

Net costs associated with hurricanes	1.3	—	—	—	—	—	—	1.3
Selling and general expenses	10.3	5.3	2.0	3.6	.6	6.1	.4	28.3

Results of operations before taxes	237.8	169.7	94.8	31.9	35.3	(12.1)	53.6	611.0
Income tax provisions	83.6	38.4	38.1	26.9	14.2	.5	2.3	204.0

Results of operations (excluding corporate overhead and interest)	$154.2	131.3	56.7	5.0	21.1	(12.6)	51.3	407.0

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006*	2007	2006*
Revenues	$4,613,627	3,798,918	8,048,511	6,790,181

Costs and expenses
Crude oil and product purchases	3,654,703	2,996,955	6,379,087	5,304,451
Operating expenses	309,952	279,542	606,435	508,409
Exploration expenses	30,168	30,273	78,504	93,436
Selling and general expenses	54,729	46,548	107,718	86,923
Depreciation, depletion and amortization	114,740	102,206	222,727	199,564
Impairment of long-lived assets	40,708	—	40,708	—
Accretion of asset retirement obligations	3,802	2,576	7,264	5,076
Net costs associated with hurricanes	—	43,051	—	78,773
Interest expense	17,121	11,678	32,610	22,241
Interest capitalized	(16,588)	(9,039)	(31,245)	(18,628)
Minority interest	(2)	—	24	—

	4,209,333	3,503,790	7,443,832	6,280,245

Income before income taxes	404,294	295,128	604,679	509,936
Income tax expense	154,052	78,954	243,803	177,779

Net income	$250,242	216,174	360,876	332,157

Net income per Common share
Basic	$1.33	1.16	1.93	1.79
Diluted	$1.32	1.14	1.90	1.76
Cash dividends per Common share	$.15	.1125	.30	.225
Average Common shares outstanding (thousands)
Basic	187,616	185,920	187,361	185,814
Diluted	190,161	189,101	189,954	189,048

*	Results for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income for the three-month and six-month periods ended June 30, 2006 increased by $2,099 and $4,210, respectively.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006*	2007	2006*
Operating Activities
Net income	$250,242	216,174	360,876	332,157
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	114,740	102,206	222,727	199,564
Impairment of long-lived assets	40,708	—	40,708	—
Amortization of deferred major repair costs	4,512	4,361	10,062	8,632
Expenditures for asset retirement obligations	(1,094)	(1,386)	(3,872)	(2,525)
Dry hole costs	13,973	4,119	28,420	41,200
Amortization of undeveloped leases	6,471	5,600	12,846	11,030
Accretion of asset retirement obligations	3,802	2,576	7,264	5,076
Deferred and noncurrent income tax charges (benefits)	8,437	(21,400)	18,971	(19,621)
Pretax (gain) loss from disposition of assets	(455)	109	(808)	1,373
Net (increase) decrease in operating working capital other than cash and cash equivalents	923	(313,768)	(31,522)	(393,669)
Other - net	9,048	3,550	17,639	8,932

Net cash provided by operating activities	451,307	2,141	683,311	192,149

Investing Activities
Property additions and dry holes	(513,150)	(331,005)	(813,426)	(610,479)
Proceeds from sale of assets	1,218	7,463	17,944	12,195
Expenditures for major repairs	(8,181)	(1,881)	(8,214)	(8,099)
Other - net	(4,173)	(3,399)	(6,924)	(6,137)

Net cash required by investing activities	(524,286)	(328,822)	(810,620)	(612,520)

Financing Activities
Increase in notes payable	149,993	270,000	279,950	269,989
Decrease in nonrecourse debt of a subsidiary	(4,884)	(4,667)	(4,884)	(4,667)
Proceeds from exercise of stock options and employee stock purchase plans	8,571	4,366	20,791	11,109
Excess tax benefits related to exercise of stock options	3,974	1,425	10,706	5,217
Cash dividends paid	(28,244)	(21,003)	(56,420)	(41,996)
Other - net	(759)	—	(759)	—

Net cash provided by financing activities	128,651	250,121	249,384	239,652

Effect of exchange rate changes on cash and cash equivalents	28,104	10,367	27,991	10,098

Net increase (decrease) in cash and cash equivalents	83,776	(66,193)	150,066	(170,621)
Cash and cash equivalents at beginning of period	609,680	480,905	543,390	585,333

Cash and cash equivalents at end of period	$693,456	414,712	693,456	414,712

*	Amounts for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2006)

(Millions of dollars)

			June 30, 2007	Dec. 31, 2006
Total current assets			$2,391.9	2,107.1
Total current liabilities			1,442.5	1,311.1
Total assets			8,588.7	7,483.2	[1]
Long-term debt
Notes payable			1,102.2	833.1
Nonrecourse debt			2.9	7.2
Stockholders’ equity			4,581.2	4,121.3	[1]
[1] Balances have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Capital expenditures
Exploration and production
United States	$78.2	55.1	144.7	104.6
Canada	175.9	38.2	228.3	95.5
Malaysia	155.2	176.2	312.4	296.9
Other	56.2	18.5	101.8	58.8

	465.5	288.0	787.2	555.8

Refining and marketing
North America	58.0	61.1	92.5	89.1
United Kingdom	2.5	0.8	5.8	3.4

	60.5	61.9	98.3	92.5

Corporate	0.7	1.6	2.1	3.4

Total capital expenditures	526.7	351.5	887.6	651.7

Charged to exploration expenses[2]
United States	19.2	16.3	42.7	31.1
Canada	1.5	–	5.4	0.2
Malaysia	0.4	6.5	5.2	42.9
Other	2.5	1.8	12.3	8.2

Total charged to exploration expenses	23.6	24.6	65.6	82.4

Total capitalized	$503.1	326.9	822.0	569.3

[2] Excludes amortization of undeveloped leases of	$6.5	5.6	12.9	11.0

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net crude oil, condensate and gas liquids produced – barrels per day	79,949	90,695	82,241	94,365
United States	13,458	23,421	13,775	24,951
Canada – light	592	426	560	419
– heavy	9,554	13,429	11,224	14,300
– offshore	20,843	13,409	19,666	15,931
– synthetic	11,427	10,898	12,073	10,520
United Kingdom	5,461	8,499	5,887	8,301
Malaysia	9,578	12,229	9,990	11,589
Ecuador	9,036	8,384	9,066	8,354

Net crude oil, condensate and gas liquids sold – barrels per day	83,629	103,360	84,046	102,090
United States	13,458	23,421	13,775	24,951
Canada – light	592	426	560	419
– heavy	9,554	13,429	11,224	14,300
– offshore	21,705	15,645	20,150	17,595
– synthetic	11,427	10,898	12,073	10,520
United Kingdom	6,859	9,896	6,675	8,854
Malaysia	9,885	12,952	9,899	13,271
Ecuador[1]	10,149	16,693	9,690	12,180

Net natural gas sold – thousands of cubic feet per day	56,579	87,466	58,837	85,539
United States	41,879	68,691	42,596	64,159
Canada	8,655	9,435	9,054	9,767
United Kingdom	6,045	9,340	7,187	11,613

Total net hydrocarbons produced – equivalent barrels per day[2]	89,379	105,273	92,047	108,621
Total net hydrocarbons sold – equivalent barrels per day[2]	93,059	117,938	93,852	116,346

[1]

Includes partial settlement with nonoperator partners of 9,375 barrels per day in the second quarter 2006 and 4,714 barrels per day in the first six months of 2006 for crude oil owed to the Company from Block 16 since 2004.

[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$59.39	61.04	54.84	57.38
Canada (2) – light	49.66	64.05	50.40	57.28
– heavy (3)	29.65	32.44	31.18	24.65
– offshore	67.19	67.43	61.43	63.12
– synthetic	69.92	69.16	63.91	64.78
United Kingdom	66.68	69.85	61.59	65.91
Malaysia (4)	55.47	56.81	51.66	53.68
Ecuador (5)	40.14	28.09	35.55	31.33
Natural gas – dollars per thousand cubic feet
United States (1)	$8.18	7.28	7.76	8.32
Canada (2)	7.22	5.76	7.08	7.17
United Kingdom (2)	6.58	7.15	6.76	7.61

Refinery inputs – barrels per day	181,149	90,832	180,542	77,519
North America	145,289	54,904	147,714	44,232
United Kingdom	35,860	35,928	32,828	33,287

Petroleum products sold – barrels per day	439,099	363,109	430,597	349,817
North America	402,720	326,117	395,117	315,313
Gasoline	298,161	262,463	286,505	254,672
Kerosine	209	1,681	1,808	2,955
Diesel and home heating oils	79,559	47,121	83,873	47,155
Residuals	15,897	9,148	15,627	5,937
Asphalt, LPG and other	8,894	5,704	7,304	4,594
United Kingdom	36,379	36,992	35,480	34,504
Gasoline	11,174	12,072	11,667	11,953
Kerosine	3,667	2,796	3,412	3,047
Diesel and home heating oils	11,870	13,117	12,134	11,347
Residuals	3,674	5,103	3,373	4,124
LPG and other	5,994	3,904	4,894	4,033

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company’s hedging program in 2006.
(4)	Prices are net of payments under the terms of the production sharing contract for Block SK 309.
(5)	All prices are net of revenue sharing with the Ecuadorian government that was legislated effective in April 2006, and the second quarter and year-to-date 2006 prices were adversely affected by the settlement with nonoperator partners of crude oil production owed to the Company since 2004.